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                                                                    EXHIBIT 3(i)


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         TECHNOLOGY VENTURES GROUP, INC.

         Pursuant to Sections 607.1003 and 607.1007 of the Florida Business Corporation Act, Technology Ventures Group, Inc., a Florida corporation (the "Corporation"), certifies that:

         These Amended and Restated Articles of Incorporation contain amendments requiring the approval of the holders of shares of the common stock of the Corporation, and the shareholders of the Corporation approved such amendments at an annual shareholders' meeting duly held on July 18, 2001. The number of votes cast in favor of the amendments was sufficient for approval by the holders of the common stock of the Corporation. These Amended and Restated Articles of Incorporation were duly adopted, and proposed and recommended for action by the shareholders, by the Board of Directors at a meeting of the Board of Directors held on June 28, 2001.

         The text of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety, effective as of the date of filing of these Amended and Restated Articles of Incorporation with the Secretary of State of Florida, to read as follows:

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             NEWCOURT HOLDINGS, INC.

                                    ARTICLE I
                                      NAME

             The name of the Corporation is Newcourt Holdings, Inc.

                                   ARTICLE II
                                     PURPOSE

         The Corporation is organized for the purpose of transacting any and all lawful business.

                                   ARTICLE III
                                  CAPITAL STOCK

         A. The aggregate number of shares which the corporation is authorized to issue is Fifty-Five Million (55,000,000) shares, consisting of:

                  (1) Fifty Million (50,000,000) shares of common stock with a par value of $.001 per share (the "Common Stock"); and

                  (2) Five Million (5,000,000) shares of preferred stock with a par value of $.01 per share (the "Preferred Stock").


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         B. The preferences and relative, participating or other rights of the
Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

                  (1) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

                  (2) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (a) whether or not the class or series is to have
voting rights, full or limited, or is to be without voting rights;

                           (b) the preferences and relative, participating,
optional or other special rights, if any, with respect to any class or series;

                           (c) whether or not the shares of any class or series
shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (d) whether or not the shares of a class or series
shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (e) the dividend rate, whether dividends are payable
in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (f) whether or not the shares of any class or series
shall be convertible into, or exchangeable for, the shares of any other class of classes or of any other series of the same of any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios

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or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expresses or provided for in such resolution or resolutions; and

         (g) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

                                   ARTICLE IV
                                TERM OF EXISTENCE

         The Corporation shall have permanent and perpetual existence.

                                    ARTICLE V
                                PRINCIPAL OFFICE

         The principal office and mailing address of the Corporation is 12400 S.W. 134th Court, Suite 11, Miami, Florida 33186. The Board of Directors may, from time to time, change the street and post office address of the Corporation as well as the location of its principal office.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         The Corporation shall have at least three (3) directors. The number of directors may be either increased or diminished from time to time by the Bylaws of the Corporation but shall never be less than one (1)

                                  ARTICLE VII
                                REGISTERED AGENT

    The name and address of the registered agent of the Corporation shall be

                                McIvan A. Jarrett
                         12400 SW 134th Court, Suite 11
                              Miami, Florida 33186



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                                  ARTICLE VIII
                                    AMENDMENT

         The Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation, or any amendment hereto, in the manner provided by law.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this ____ day of July 2001.

                                           /s/ MCIVAN A. JARRETT
                                           ------------------------------------
                                           McIvan A. Jarrett, President



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